UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Landmark Energy Enterprise Inc
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	271617248 (I.R.S. Employer Identification Number)
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1404 E Joppa Road
Towson, MD 21286
Phone: 410-296-2467
 (Registrant’s Address of Principal Executive Office, Zip Code,
Telephone and Facsimile number, including area code)

Copies of Communications to:
Bernard & Yam, LLP
Attn: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013
Phone: 212-219-7783
Facsimile: 212-219-3604

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-147685

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Common Stock, par value $0.001 per share, of Landmark Energy Enterprise Inc, formerly known as Reflex Inc. (the “Registrant”) to be registered under this Registration Statement (this “Registration Statement”) is contained in the section entitled “Description of Capital Stock” in the Registrant’s registration statement on Form SB-2, File No. 333-147685, as amended, which was initially filed with the Securities and Exchange Commission on November 28, 2007, and is incorporated herein by reference.

Item 2.  Exhibits

The following exhibits are filed with and/or incorporated herein by reference from the Registrant’s registration statement on Form SB-2, File No. 333-147685, as amended.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit	Description	Location

3.1	Articles of Incorporation	Incorporated by reference to Exhibit 3.1 of the Company's Form SB-2 filed on November 28, 2007

3.2	Bylaws	Incorporated by reference to Exhibit 3.2 of the Company's Form SB-2 filed on November 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Towson, Maryland on October 12, 2010

Landmark Energy Enterprise, Inc

Date: October 12, 2010	By:	/s/ Nai Sung Chou
Nai Sung Chou Director, President, Chief Executive Officer